EXHIBIT 10.18


                                 PROMISSORY NOTE

$10,000.00                                               Dated June 25, 2002

Principal Amount                                         State of Utah

         FOR VALUE RECEIVED, the undersigned hereby promise to pay to the order of ____________ the sum of Ten Thousand Dollars ($10,000.00) together with interest thereon at the rate of 8% per annum, on the unpaid balance. Said sum shall be due and payable 90 days from date in one installment of principal together with interest earned thereon.

         All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, without penalty.

         The within note, to be secured by a pro-rata security interest of .6% in that certain UCC-1 filed in the State of Nevada, April 30, 2002, and hereby incorporated as part of a total of $1,500,000 allowable thereunder, as agreed to between the parties in that certain Security Agreement dated April 1, 2002 wherein Videolocity Technologies, Inc., a wholly owned subsidiary of Videolocity International, Inc., assigned all of its rights in and to certain assets as collateral, described in Exhibit "A" to that aforesaid Security Agreement, and attached hereto and by this reference incorporated herein. A UCC-1 Financing statement will be filed in the State of Nevada in the name of the within holder within five (5) days of the date of this note.

         As additional consideration for the loan set forth in this note, five hundred shares of Healthcare Concierge, Inc. and one thousand shares of Videolocity International, Inc. will be issued forthwith, fully paid, and non-assessable however, all of said shares will bear a restrictive legend, said shares have not been registered with any agency, state or federal and cannot be sold without first being registered, as may be required under the United States Securities Act of 1934 and as amended.

         In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within fifteen (15) days of due date shall be subject to a late charge of 12% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by the holder hereof.

         The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgency for any other or future occasion. Any modification or change of terms, hereunder granted by any holder here undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and forced in accordance with the laws of the State of Utah. The undersigned hereby executes this note as an authorized principal.

Signed in the presence of:                      Videolocity International, Inc.


                                                By: /s/ Larry R. McNeill
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Witness                                                 Larry R. McNeill, CFO